FILED PURSUANT TO RULE 424(b) (3)
REGISTRATION NO. 333-136704

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion.
Preliminary Prospectus Supplement dated March 12, 2007.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 17, 2006)

$

CIGNA Corporation

$	% Senior Notes due 2017
$6.150% Senior Notes due 2036
___________________

We are offering $ of our % senior notes due 2017 (the “10-Year Notes”) and $ of our 6.150% senior notes due 2036 (the “30-Year Notes” and, together with the 10-Year Notes, the “Notes”).

The 10-Year Notes will bear interest at the rate of % per year. Interest on the 10-Year Notes is payable on and of each year, beginning , 2007. The 10-Year Notes will mature on , 2017.

The 30-Year Notes offered by this prospectus supplement form a part of the series of our 6.150% Senior Notes due 2036, which mature on November 15, 2036 and have the same terms, other than their date of issue and initial price to the public, as the other 6.150% Senior Notes due 2036 issued by us on November 10, 2006 pursuant to a prospectus supplement dated November 7, 2006. The 30-Year Notes offered by this prospectus supplement will have the same CUSIP and ISIN numbers as those other 6.150% Senior Notes due 2036 and will trade interchangeably with them immediately upon settlement. The aggregate principal amount of the series of the 6.150% Senior Notes due 2036 will be $ .

We may redeem the Notes, at any time in whole or from time to time in part, at the redemption price described in this prospectus supplement.

The Notes will be senior obligations of our company and will rank equally with all of our other existing and future unsecured senior indebtedness.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page 31 in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein.
___________________

	Per 10-Year Note	10-Year Note Total	Per 30-Year Note	30-Year Note Total
Public Offering Price(1)%		$	%	$
Underwriting Discount	%	$	%	$
Proceeds, before expenses, to CIGNA Corporation	%	$	%	$

      ______________________
(1)  Plus accrued interest of $ on the 30-Year Notes from November 10, 2006 through March , 2007, the date we expect to deliver the notes offered by this prospectus supplement, and, with respect to the 10-Year Notes and the 30-Year Notes, accrued interest, if any, from March , 2007 to the date of delivery.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonymé and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on our about March , 2007.
___________________
Joint Book-Running Managers

Banc of America Securities LLC	Deutsche Bank Securities	Goldman, Sachs & Co.	Citigroup

March , 2007

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed by the Company with the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We and the underwriters have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

TABLE OF CONTENTS

Prospectus Supplement

____________________

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus supplement and accompanying prospectus, the terms “CIGNA,” “we,” “our” and “us” refer to CIGNA Corporation and its consolidated subsidiaries, and the term the “Company” refers to CIGNA Corporation, not including its consolidated subsidiaries. The “underwriters” refers to the financial institutions named in the “Underwriting” section of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

We have made forward-looking statements in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and, in particular, CIGNA’s productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA’s full year 2007 results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should” or similar expressions.

You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits businesses;

3.
challenges and risks associated with implementing the improvement initiatives and strategic actions in the health care operations, the organizational realignment and the reduction of overall CIGNA and health care cost structure, including that operational efficiencies and medical cost benefits do not emerge as expected and that medical membership does not grow as expected;

4.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;

6.	significant changes in interest rates;

7.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;

8.
limitations on the ability of CIGNA’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

9.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

10.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

11.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

12.
significant stock market declines, which could, among other things, result in increased pension expenses of CIGNA’s pension plan in future periods and the recognition of additional pension obligations;

13.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

14.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;

15.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for CIGNA’s health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;

16.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause our covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

17.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

18.
challenges and risks associated with the successful management of CIGNA’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services; and

19.
risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006, including the Cautionary Statement in Management’s Discussion and Analysis and our other filings with the SEC.

  This list of important factors is not intended to be exhaustive. Other sections of our most recent Annual Report on Form 10-K, including the “Risk Factors” section, and other documents filed with the SEC include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements. CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like CIGNA, who file electronically with the SEC. The address of that site is www.sec.gov.

  Our website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

  This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any contract or other document of CIGNA, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

  The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that CIGNA has previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about CIGNA and its financial condition.

CIGNA SEC Filings (File No. 1-08323)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2006.
Current Reports on Form 8-K	Filed on January 30, 2007 and February 28, 2007.
Current Report on Form 8-K/A	Filed on March 6, 2007.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus supplement and the termination of the offering of the Notes shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

  To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
Attention: Investor Relations
(215) 761-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about CIGNA Corporation and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the Notes.

The Company

CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health care and related benefits organizations in the United States. Our subsidiaries are major providers of health care and related benefits offered through the workplace, including health care products and services, group disability, life and accident insurance, and disability and workers’ compensation case management and related services. CIGNA’s major insurance subsidiary, Connecticut General Life Insurance Company (“CG Life”), traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981. CIGNA Corporation had consolidated shareholders’ equity of $4.3 billion and total assets of $42.4 billion as of December 31, 2006, and total revenues of $16.5 billion for the year then ended.

CIGNA Corporation is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in our most recent Annual Report on Form 10-K.

CIGNA Corporation’s principal executive offices are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192. Our telephone number is (215) 761-1000.

For additional information concerning CIGNA, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See “Where You Can Find More Information.”

The Offering

The offering terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes, see the discussion under the caption “Description of the Notes” beginning on page S-6 of this prospectus supplement.

The 30-Year Notes offered hereby are part of the same series of notes as the $250,000,000 aggregate principal amount of 6.150% Senior Notes due 2036 that we issued on November 10, 2006. The issuance of the 30-Year Notes offered hereby will increase the aggregate principal amount of the outstanding notes of this series to $ .

Issuer	CIGNA Corporation
Securities Offered	$ aggregate principal amount of % senior notes due 2017 and $ aggregate principal amount of 6.150% senior notes due 2036.
Maturity	The 10-Year Notes will mature on , 2017, and the 30-Year Notes will mature on November 15, 2036.
Interest Payment Dates
Interest on the 10-Year Notes will accrue from March , 2007 and will be payable on and of each year, beginning , 2007. Interest on the 30-Year Notes will accrue from November 10, 2006 and will be payable on May 15 and November 15 of each year, beginning May 15, 2007.

Optional Redemption	We may redeem the Notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement.
Ranking
The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior to all of our subordinated indebtedness. See “Description of the Notes.”

Use of Proceeds
We will use the estimated $ in net proceeds from this offering for repayment of our $291 million outstanding 7.4% notes due May 15, 2007. The remainder will be used for general corporate purposes. See “Use of Proceeds.”

Covenants
The Senior Indenture for the Notes contains limitations on liens on common stock of our Designated Subsidiaries (as defined in the Senior Indenture) and limits our ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property or assets as, or substantially as, an entirety to any person. These covenants are subject to important qualifications and limitations. See “Description of Debt Securities — Limitations on Liens on Common Stock of Designated Subsidiaries” and “— Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Minimum Denominations	The Notes will be issued and may be transferred only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
Risk Factors
For a discussion of factors you should carefully consider before deciding to purchase the Notes, see “Risk Factors” beginning on page 31 in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated in any subsequent filings with the SEC that are incorporated by reference in this prospectus supplement.

SELECTED FINANCIAL INFORMATION

The following table sets forth our selected consolidated financial data for the five years ended December 31, 2006.

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Years Ended December 31,
	2006	2005	2004	2003	2002
	(in millions)
INCOME STATEMENT DATA:
Premiums and fees	$13,641	$13,695	$14,236	$15,460	$15,703
Net investment income	1,195	1,359	1,643	2,594	2,716
Other revenues	1,491	1,637	1,774	603	1,167
Realized investment gains (losses)	220	(7)	523	151	(238)
Total revenues	16,547	16,684	18,176	18,808	19,348
Health care medical claims expense	6,111	6,305	6,616	8,068	8,244
Other benefit expenses	3,153	3,341	3,648	4,152	6,070
Other operating expenses	5,552	5,245	5,537	5,740	5,679
Total benefits and expenses	14,816	14,891	15,801	17,960	19,993
Income (loss) from continuing operations before income taxes (benefits)	1,731	1,793	2,375	848	(645)
Income taxes (benefits)	572	517	798	264	(199)
Income (loss) from continuing operations	1,159	1,276	1,577	584	(446)
Income (loss) from discontinued operations, net of taxes	(4)	349	-	48	(1)
Income (loss) before cumulative effect of accounting change	1,155	1,625	1,577	632	(447)
Income (loss) before cumulative effect of accounting change, net of taxes	-	-	(139)	-	-
Net income (loss)	$1,155	$1,625	$1,438	$632	$(447)

BALANCE SHEET DATA (AT PERIOD END):
Total assets	$42,399	$44,893	$81,059	$90,199	$89,019
Debt:
Short-term	382	100	-	-	130
Long-term	1,294	1,338	1,438	1,500	1,500
Shareholders’ Equity	$4,330	$5,360	$5,203	$4,607	$3,936

USE OF PROCEEDS

Our net proceeds from this offering are estimated to be approximately $ after deducting underwriting discounts and our estimated offering expenses. We will use these net proceeds for repayment of our $291 million outstanding 7.4% notes due 2007. The remainder will be used for general corporate purposes. We may invest funds that we do not immediately require in short-term marketable securities.

CAPITALIZATION

The following table shows our capitalization on a consolidated basis as of December 31, 2006 and as adjusted for the sale of $ aggregate principal amount of Notes offered by this prospectus supplement and the application of the net proceeds from that sale. You should read this table in conjunction with our consolidated financial statements and the related notes which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At December 31, 2006
	Actual	As Adjusted
	(in millions)
Short-term debt	$382	$
Long-term debt	1,294

Shareholders’ equity:
Common stock ($0.25 par value; 600,000,000 shares authorized, 160,000,000 shares issued, 98,654,000 shares outstanding)	40
Additional paid-in capital	2,451
Net unrealized appreciation on investments	194
Net translation of foreign currencies	33
Postretirement benefits liability adjustment	(396)
Retained earnings	6,177
Treasury stock, at cost	(4,169)
Total shareholders’ equity	$4,330	$
Total capitalization	$6,006	$

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement are “senior debt securities” as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the debt securities found in the accompanying prospectus.

Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Senior Indenture, dated as of August 16, 2006, between CIGNA Corporation and U.S. Bank National Association (the “Trustee”), and, with respect to the 30-Year Notes, as supplemented by Supplemental Indenture No. 1, as of November 10, 2006, and with respect to the 10-Year Notes, as supplemented by Supplemental Indenture No. 2, to be dated on closing date, each between CIGNA Corporation and the Trustee (collectively, the “Senior Indenture”).

The Senior Indenture does not restrict our ability to incur additional indebtedness, other than certain indebtedness secured by liens on common stock of our Designated Subsidiaries. The Senior Indenture contains negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets contain important exceptions. See “Description of Debt Securities — Limitations on Liens on Common Stock of Designated Subsidiaries” and “— Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

General

The 10-Year Notes initially will be limited to $ aggregate principal amount.

The 30-Year Notes offered by this prospectus supplement form a part of the series of our 6.150% Senior Notes due 2036, which mature on November 15, 2036 and have the same terms, other than their date of issue and initial price to the public, as the other 6.150% Senior Notes due 2036 issued by us on November 10, 2006 pursuant to a prospectus supplement dated November 7, 2006. The 30-Year Notes offered by this prospectus supplement will have the same CUSIP and ISIN numbers as those other 6.150% Senior Notes due 2036 and will trade interchangeably with them immediately upon settlement. The aggregate principal amount of the series of the 6.150% Senior Notes due 2036 will be $  .

We may, without the consent of the holders of either series of Notes, increase the principal amounts of such securities in the future, on the same terms and conditions (except that their respective issue price and the issue date may vary) and with the same CUSIP numbers as the Notes being offered by this prospectus supplement.

We will issue the Notes only in fully registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof.

Interest; Maturity; No Sinking Fund

The 10-Year Notes will mature on , 2017 and will bear interest at a rate of % per year. Interest on the 10-Year Notes will accrue from March , 2007, or from the most recent interest payment date to which interest has been paid or duly provided for.

The 30-Year Notes will mature on November 15, 2036 and will bear interest at a rate of 6.150% per year. Interest on the 30-Year Notes will accrue from November 10, 2006, or from the most recent interest payment date to which interest has been paid or duly provided for.

The Notes are not subject to any sinking fund provision.

We will pay interest on the 10-Year Notes semi-annually in arrears on and of each year, beginning , 2007. We will pay interest on the 30-Year Notes semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2007.

In each case, we:

•	will pay interest to the person in whose name a Note is registered at the close of business on the fifteenth calendar day prior to such interest payment date;

•	will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

•	will make payments on the Notes at the offices of the Trustee; and

•	may make payments by wire transfer for Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Ranking

The Notes will be our senior unsecured general obligations, and rank equally with all of our existing and future unsecured and unsubordinated indebtedness.

Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the Notes will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of CIGNA as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of CIGNA’s direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to CIGNA.

Optional Redemption

We may redeem the Notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, and

•
the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the Notes being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus basis points with respect to the 10-Year Notes and 25 basis points with respect to the 30-Year Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an “Independent Investment Banker” as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date for any Notes, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, Deutsche Bank Securities, Goldman, Sachs & Co., Citigroup Global Markets Inc. and their successors for the 10-Year Notes and Barclay’s Capital Inc. and J.P. Morgan Securities Inc. and their successors for the 30-Year Notes. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month), or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        The Treasury Rate will be calculated on the third business day preceding the redemption date.

Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed.

Unless we default in payment of the redemption price, interest will cease to accrue on the Notes or portions of the Notes called for redemption on and after the redemption date.

Defeasance and Covenant Defeasance

The full defeasance and covenant defeasance provisions of the Senior Indenture described in the accompanying prospectus under “Description of Debt Securities — Defeasance and Covenant Defeasance” will apply to the Notes.

Global Notes; Book-Entry System

Global Notes

The Notes will be issued initially in book-entry form and will be represented by one or more global notes in fully registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company, which we refer to as “DTC”, and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the limited circumstances described below.

All interests in the global notes will be subject to the rules and procedures of DTC.

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system or indirectly through such organizations (including Euroclear and Clearstream) which are participants in such system.  Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Clearstream Banking, société anonymé, as operator of Clearstream.  The depositaries, in turn, will hold interests in the global notes in customers’ securities accounts in the depositaries’ names on the books of DTC.  All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC.  Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of those systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•
upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global note; and

•
ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership of beneficial interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the Notes represented by that global note for all purposes of the Notes and the Senior Indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders of the Notes represented by that beneficial interest under the Senior Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Senior Indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Payments with respect to the principal of and interest on a global note will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the Senior Indenture. Under the terms of the Senior Indenture, we and the Trustee may treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Notes

We will issue certificated notes in fully registered form to each person that DTC identifies as the beneficial owner of the Notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing; or

•	we determine not to have the Notes represented by a global security.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued in certificated form.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of ownership and disposition of the Notes by a holder that purchases the Notes pursuant to this prospectus supplement. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal circumstances or status, nor does it discuss the U.S. federal income tax consequences to holders that may be subject to special treatment under U.S. federal income tax laws, such as brokers, financial institutions, insurance companies, dealers in securities or currencies, tax-exempt entities or qualified retirement plans, U.S. expatriates, holders of 10% or more of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding Notes as part of a "straddle," "hedge" or "conversion transaction" or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, the summary below does not address partnerships, or other entities treated as partnerships for U.S. federal tax purposes, and persons holding Notes through such partnerships or other entities, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax consequences (e.g., estate or gift tax). This summary assumes that the Notes are held as capital assets, as defined in Section 1221 of the Code, by the holders thereof.

As used herein, the term "U.S. Holder" means a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the U.S., or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust, or (B) it has made a valid election under applicable Treasury Regulations to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner of Notes that is not a U.S. Holder.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Each holder should consult its own tax advisor regarding the tax consequences in its particular circumstances.

U.S. Holders

Interest on Notes

Interest on the Notes generally will be included in income by a U.S. Holder as ordinary interest income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes (except that any stated interest corresponding to amounts paid by a U.S. Holder in respect of interest accrued on the 30-Year Notes from November 10, 2006 to the date of delivery may be excluded from gross income with a corresponding reduction in the tax basis of such 30-Year Notes).

Amortizable Bond Premium

A U.S. Holder who acquires a 30-Year Note at a price (excluding any amount paid in respect of interest accrued on the 30-Year Note from November 10, 2006 to the date of delivery that is excluded from gross income) in excess of the amount payable on maturity of the 30-Year Note may be subject to the rules applicable to “amortizable bond premium.” Generally, if immediately after acquisition, the tax basis of a 30-Year Note exceeds the amount payable on its maturity (other than payments of stated interest), the U.S. Holder of such 30-Year Note may elect to amortize such excess under the constant yield method as an offset to interest income over the period from the U.S. Holder’s acquisition date to the maturity date. A U.S. Holder that makes such an election must reduce its adjusted tax basis in such 30-Year Note by the amount of the amortized bond premium. Any election to amortize bond premium applies to all taxable bonds held by the U.S. Holder during or after the taxable year for which the election is made. The election may not be revoked without approval by the Internal Revenue Service (the "IRS").

Amortizable bond premium is treated as a reduction of interest on the 30-Year Note instead of as a deduction. The offset of amortizable bond premium against interest income on the 30-Year Note occurs when the U.S. Holder takes the interest income into account under the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon a sale, exchange, redemption or other disposition of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than amounts received that are attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not previously included in income), and the U.S. Holder's adjusted tax basis in the Note. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the Note is more than one year at the time of disposition. For non-corporate U.S. Holders, net long-term capital gain generally is subject to reduced rates of taxation. The deductibility of capital loss is subject to certain limitations.

Non-U.S. Holders

Interest on Notes

Interest paid to a Non-U.S. Holder in respect of the Notes generally will not be subject to U.S. federal income or withholding tax, provided that: (i) the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (ii) the Non-U.S. Holder is not a bank receiving certain types of interest, (iii) the Non-U.S. Holder timely certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and satisfies certain other certification requirements, and (iv) such payments are not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S.

If a Non-U.S. Holder does not satisfy the conditions above, payments of interest generally will be subject to U.S. federal withholding tax (currently imposed at a rate of 30%), unless such Non-U.S. Holder timely provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from, or reduction in, U.S. federal withholding tax under an applicable tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct of a trade or business in the U.S.

Sale, Exchange, Redemption or Other Disposition of Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon a sale, exchange, redemption or other disposition of a Note provided that (i) the gain is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. and (ii) the Non-U.S. Holder is not an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition.

Income Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the U.S. and interest on a Note or gain realized upon a sale, exchange, redemption or other disposition of a Note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on such effectively connected income on a net income basis in the same manner as if such Non-U.S. Holder were a U.S. Holder (unless an applicable treaty provides otherwise, which generally would not be the case if such interest or gain is attributable to a permanent establishment in the U.S.). In addition, if the Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax (currently imposed at a rate of 30%), unless such Non-U.S. Holder is exempt from, or entitled to a reduction in, branch profits tax under an applicable tax treaty.

Information Reporting and Backup Withholding Tax

Information returns may be filed with the IRS in connection with payments of interest and proceeds from a sale, exchange, redemption or other disposition of a Note. A holder may be subject to backup withholding tax on payments of interest and proceeds received upon a sale, exchange, redemption or other disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to backup withholding tax will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

UNDERWRITING

Banc of America Securities LLC, Deutsche Bank Securities, Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 10-Year Notes	Principal Amount of 30-Year Notes
Banc of America Securities LLC	$	$
Deutsche Bank Securities.
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Total	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to the receipt of legal opinions by counsel covering the validity of the Notes and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the offering price less a concession not to exceed % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the offering price and other selling terms.

The 10-Year Notes are a new issue of securities with no established trading market. The 30-Year Notes will trade interchangeably with $250,000,000 of our 6.150% Senior Notes due 2036 that we issued on November 10, 2006. The Notes will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the Notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by CIGNA Corporation
Per 10-Year Note	%
Per 30-Year Note	%

In connection with the offering, the representatives may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The representatives also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative responsible for stabilizing activities on behalf of the syndicate, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The representatives may conduct these transactions in the over-the-counter market or otherwise. If the representatives commence any of these transactions, they may discontinue them at any time without notice.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts will be approximately $ .

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and in the future will receive, customary fees and commissions for these transactions.

Because more than 10 percent of the net offering proceeds may be paid to affiliates of the underwriters, this offering is being conducted in compliance with NASD Rule 2710(h).

Selling Restrictions

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), each underwriter has represented and agreed that it has not made and will not make an offer of the Notes to the public in that relevant member state, except that it may make an offer of the Notes to the public in that relevant member state at any time under the following exemptions under the Prospectus Directive (as defined below), if they have been implemented in that relevant member state: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, the expression an “offer of the Notes to the public” in relation to any Notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and references to the “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, CIGNA and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance of North America, may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the debt securities are acquired by or with the assets of a Plan with respect to which CIGNA or any of its affiliates is a service provider or other party in interest, unless the debt securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Section 408(b)(17) of ERISA and five prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the debt securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because CIGNA or its affiliates may be considered a party in interest with respect to many Plans, the debt securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless purchase, holding or disposition is eligible for exemptive relief, including relief available under Section 408(b)(17) of ERISA or PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the debt securities will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding of the debt securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, church or non-U.S. plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or non-U.S. plan, any Similar Laws).

In addition to considering the consequences of holding the debt securities, Plans (or other governmental, church or non-U.S. plans subject to Similar Laws) purchasing the debt securities should also consider the possible implications of owning any underlying security that an investor may receive upon an optional or mandatory exchange of the debt securities at maturity or otherwise. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the debt securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with “plan assets” of any Plan or plan subject to Similar Laws consult with their counsel regarding the availability of exemptive relief under Section 408(b)(17) of ERISA or PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Law. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase and holding of the debt securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any debt securities to a Plan or plan subject to Similar Law is in no respect a representation by CIGNA or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PROSPECTUS

CIGNA Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

CIGNA Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in supplements to this prospectus. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CI”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2006.

You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “CIGNA,” “we,” “our” and “us” refer to CIGNA Corporation and its consolidated subsidiaries, and the term the “Company” refers to CIGNA Corporation, not including its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

SPECIAL NOTE ON FORWARD-LOOKING
STATEMENTS AND RISK FACTORS

We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning, possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and in particular, CIGNA's cost reduction programs and activities, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA's results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should” or similar expressions.

You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits businesses;

3.
challenges and risks associated with implementing the improvement initiatives in the health care operations, the organizational realignment and the reduction of overall CIGNA and health care cost structure, including that operational efficiencies and medical cost benefits do not emerge as expected and that medical membership does not grow as expected;

4.	risks associated with the amount and timing of gain recognition on the sale of CIGNA’s retirement benefits business;

5.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

6.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;
7.	significant changes in interest rates;
8.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
9.
limitations on the ability of CIGNA’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased pension expenses in CIGNA’s pension plan in future periods and the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;
16.	changes in federal laws, such as amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;
17.	potential public health epidemics and bio-terrorist activity, which could, among other things, cause operational disruption, depending on the severity of the event and number of individuals affected;
18.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption; and
19.	risk factors detailed in our most recent Annual Report on Form 10-K, including the Cautionary Statement in Management’s Discussion and Analysis and our other filings with the SEC.
This list of important factors is not intended to be exhaustive. Other sections of our most recent Annual Report on Form 10-K, including the “Risk Factors” section and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements. CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like CIGNA, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of CIGNA, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that CIGNA has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about CIGNA and its financial condition.

CIGNA SEC Filings (File No. 1-08323)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2005

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2006 and June 30, 2006

Current Reports on Form 8-K	Filed on February 28, March 24 and May 12, 2006

The description of CIGNA common stock as set forth in its Registration Statement on Form 8-B, including all amendments and reports filed for the purpose of updating such description	Filed on March 22, 1982

The description of CIGNA rights to purchase preferred stock as set forth in its Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description
Filed on July 23, 1997

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
Attention: Investor Relations
(215) 761-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

CIGNA CORPORATION

CIGNA Corporation had consolidated shareholders’ equity of $5.4 billion and assets of $44.9 billion as of December 31, 2005, and revenues of $16.7 billion for the year then ended. CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health care and related benefits organizations in the United States. Our subsidiaries are major providers of health care and related benefits offered through the workplace, including health care products and services, group disability, life and accident insurance, and disability and workers’ compensation case management and related services. CIGNA’s major insurance subsidiary, Connecticut General Life Insurance Company, traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

CIGNA Corporation is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in our most recent Annual Report on Form 10-K.

CIGNA Corporation’s principal executive offices are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192. Our telephone number is (215) 761-1000.

For additional information concerning CIGNA, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or “free writing prospectus”, the net proceeds from the sale of the securities will be added to CIGNA’s general funds and used for general corporate purposes, including the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The senior debt securities are to be issued under an indenture (the “Senior Indenture”) entered into between CIGNA Corporation and U.S. Bank, National Association, as trustee. The subordinated debt securities are to be issued under a separate indenture (the “Subordinated Indenture”) also between CIGNA Corporation and U.S. Bank, National Association, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an “Indenture” or collectively as the “Indentures.”

We sometimes refer below to specific sections of one or both of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, “Description of Debt Securities,” when we refer to “CIGNA,” we refer to CIGNA Corporation, not including its consolidated subsidiaries.

We have summarized some terms of the Indentures. The summary is not complete. The Indentures were filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of CIGNA as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of CIGNA’s direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to CIGNA.

Terms of the Debt Securities to be Described in the Prospectus Supplement

The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for interest payments;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	additional provisions, if any, relating to the discharge of our obligations under the debt securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	any authenticating or paying agents, registrars or other agents; and

•	other specific terms, including any additional events of default, covenants or warranties. (Section 301)

Events of Default and Notice Thereof

When we use the term “Event of Default” with respect to debt securities of any series we mean:

•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•
we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullets (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of CIGNA. (Section 501)

An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.

If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)

Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after:

•	such holders have made a written request to the Trustee,

•	such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding, and

•
the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1008)

Modification and Waiver

Each of the Indentures (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add any additional Events of Default;

•	add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•
add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•
add to any provision of an Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

•
cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

•	conform an Indenture to any mandatory provision of law.

Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding security affected:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

•	in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities; or

•
modify the foregoing requirements or reduce the percentage of Outstanding securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

The holders of at least a majority of the aggregate principal amount of the Outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 1009 and 513)

Limitations on Liens on Common Stock of Designated Subsidiaries

Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Designated Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the common stock of a Designated Subsidiary owned by us or by any of our Designated Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1006)

“Designated Subsidiary” means Connecticut General Life Insurance Company and Life Insurance Company of North America, so long as it remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary. (Section 101)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

•
the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes CIGNA’s obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

•	immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for CIGNA under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter CIGNA will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•
we will no longer be under any obligation to comply with the covenants described above under “Limitations on Liens on Common Stock of Designated Subsidiaries” and “Consolidation, Merger and Sale of Assets”, an Event of Default relating to any failure to comply with such covenants will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a “covenant defeasance”).

If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Section 1007)

Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of CIGNA, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of CIGNA, the holders of Senior Debt of CIGNA will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of CIGNA before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1402)

If the maturity of any subordinated debt securities is accelerated, the holders of all Senior Debt of CIGNA outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities. (Subordinated Indenture Section 1403)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing.

•	a default in the payment of principal of (or premium, if any) or interest on Senior Debt of CIGNA, or
•
an event of default with respect to any Senior Debt of CIGNA resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture Section 1404)

“Debt” means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;
•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;
•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;
•
every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and
•
every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section 101)

“Senior Debt” means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt does not include (i) the subordinated debt securities or (ii) any other debt securities issued to any other trusts, partnerships or other entity affiliated with CIGNA which is a financing vehicle of CIGNA (“Financing Entity”) in connection with the issuance of preferred securities of such Financing Entity. (Subordinated Indenture Section 101)

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt of CIGNA, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of CIGNA. The senior debt securities, when issued, will constitute Senior Debt of CIGNA.

At June 30, 2006, the Company had $1.326 billion of Senior Debt outstanding and no subordinated debt securities outstanding.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

U.S. Bank, National Association, will act as Trustee under our Senior Indenture and our Subordinated Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither CIGNA nor the Trustee nor any agent of CIGNA or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

The Company is authorized to issue 600,000,000 shares of common stock, par value $0.25 per share, of which 160,028,461 shares were issued and 110,894,350 were outstanding at June 30, 2006.

Holders of common stock are entitled to receive such dividends as the board of directors of the Company may from time to time declare. Payment of dividends on the common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this prospectus.

The Company's board of directors is divided into three classes, each elected for a term of three years. Directors may be removed only for cause. Holders of common stock have one vote per share and have no cumulative voting rights. Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of common stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution. Holders of common stock have no preemptive rights. All shares of common stock presently outstanding are, and all such shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

Under the Company's shareholder rights plan, a Preferred Stock Purchase Right (a “Right”) attaches to each outstanding share of common stock. The Rights trade with the common stock until the Rights become exercisable. They are exercisable only if a party acquires, or announces a tender offer to acquire, 10% or more of the outstanding common stock, unless CIGNA's board of directors approves the transaction. Each Right entitles the shareholder to buy, for a $260 exercise price, 1/1000 of a share of Junior Participating Preferred Stock, Series D, having dividend and voting rights approximately equal to one share of common stock. Upon the acquisition of 10% or more of the outstanding common stock by an acquirer, all Rights holders except the acquirer may, except under certain circumstances, purchase shares of common stock worth twice the exercise price. If, after the acquisition of 10% or more of the outstanding common stock, the Company is acquired in a merger or other business combination transaction, Rights holders may purchase the acquirer's shares at a similar discount. The Company may redeem the Rights for $0.0033 each at any time before an acquirer acquires 10% of its outstanding common stock, and thereafter under certain circumstances.

Certain mergers and other business combinations must be approved by holders of at least 80% of the outstanding common stock and any preferred stock entitled to vote generally, voting together as a single class, except where the transaction is approved by a majority of the Company's board of directors, or certain minimum price criteria and procedural conditions are met as specified in the Company's Restated Certificate of Incorporation. A similar 80% vote of the outstanding common stock and any preferred stock entitled to vote generally, voting together as a single class, is required for the Company's shareholders to amend, repeal or adopt any charter provision inconsistent with such provisions or to adopt, amend or repeal the Company's by-laws. Such provisions could inhibit a change of control in situations that the board of directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions. In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

Description of Preferred Stock

The Company's Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding as of the date of this prospectus, but the Company has reserved for issuance 6,000,000 shares of its Junior Participating Preferred Stock, Series D, issuable pursuant to the Company's shareholder rights plan, a description of which has been incorporated by reference herein. The Company's preferred stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the board of directors. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•
the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were shareholders before we became subject to Section 203.

Special By-Laws Provisions

Our by-laws divide our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, must be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Mellon Investor Services serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CI”.

PLAN OF DISTRIBUTION

General

Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time.

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our shareholders; or

•	through a combination of any such methods of sale.

We may also issue the securities as a dividend or distribution to our shareholders.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our shareholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries in the ordinary course of business.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, warrants, purchase contracts and units will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS

         CIGNA and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance Company of North America, may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Code, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if debt securities are acquired by an employee benefit plan with respect to which CIGNA or any of its affiliates is a service provider, unless such debt securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a “qualified professional asset manager” or pursuant to any other available exemption. Any such employee benefit plan proposing to invest in the debt securities should consult with its legal counsel

$

CIGNA Corporation

$	% Senior Notes due 2017
$6.150% Senior Notes due 2036

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PROSPECTUS SUPPLEMENT

March , 2007
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Joint Book-Running Managers

Banc of America Securities LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Citigroup